                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 18, 2003

                            CALLOWAY'S NURSERY, INC.
             (Exact name of registrant as specified in its charter)

                                      Texas
         (State or other jurisdiction of incorporation or organization)

                                     0-19305
                            (Commission File Number)

                                   75-2092519
                      (IRS Employer Identification Number)

                         4200 Airport Freeway, Suite 200
                          Fort Worth, Texas 76117-6200
          (Address of principal executive offices, including zip code)

                                  817.222.1122
              (Registrant's telephone number, including area code)



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Item 5. OTHER EVENTS

   On February 13, 2003 The Home Depot ("Home Depot") opened a free-standing nursery store ("Landscape Supply") in the Dallas-Fort Worth Market, where Calloway's operates sixteen of its twenty-six retail stores. Home Depot is a much larger competitor with substantially greater financial resources than Calloway's.

   In a press release dated February 6, 2003 Home Depot stated that Landscape Supply will be "focusing on the professional landscapers and avid do-it-yourself garden enthusiasts." In addition, Home Depot stated that it intends to open four additional Landscape Supply stores in the Dallas-Fort Worth market.

   The retail nature of Landscape Supply's locations, and the retail orientation of its merchandise, causes management to believe it could represent a change in the competitive environment in Dallas-Fort Worth.



                                      CALLOWAY'S NURSERY, INC.


                                      By: /s/ James C. Estill
                                      -----------------------
                                      James C. Estill
                                      President and Chief Executive Officer


                                      By:/s/ Daniel G. Reynolds
                                      -------------------------
                                      Daniel G. Reynolds
                                      Vice President and Chief Financial Officer